Exhibit 10.48


                           LOAN MODIFICATION AGREEMENT
                           ---------------------------

This Loan Modification Agreement is entered into as of May 14, 2005, by and between INFONOW CORPORATION (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated February 15, 2002, (as may be amended, restated, or otherwise modified from time to time, the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of One Million Dollars ($1,000,000) and a Committed Equipment Line in the original principal amount of One Million Dollars ($1,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.


     A.   Modification(s) to Loan Agreement.


          1. The first sentence in Paragraph "(b)" under Section 2.2 entitled "Interest Rate and Payments on Committed Revolving Line" is hereby amended to read as follows:

               Interest due on the Committed Revolving Line is payable on the 13th day of each month.

          2. Section 3.2 entitled "Conditions Precedent to All Credit Extensions" is hereby amended in part to require that any Credit Extension is subject to Borrower being in compliance with the Adjusted Quick Ratio, as described in Section 6.7, for the two months prior to such Credit Extension and immediately following such Credit Extension.

          3. Effective as of the month ended March 31, 2005, Section 6.7 entitled "Financial Covenants" is amended to read as follows:

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               Borrower shall maintain:

               (i) Tangible Net Worth (as of the last day of each month). A Tangible Net Worth of at least $1,000,000.

               (ii) Adjusted Quick Ratio (to be maintained as of the last day of each month when outstanding Credit Extensions exist). A ratio of cash held with Bank plus Accounts, to Current Liabilities less maintenance and support deferred revenue of at least 1.50 to 1.00.

          4. The following terms as defined in Section 13.1 entitled "Definitions" are hereby amended to read as follows:

               "Commitment Termination Date" is May 13, 2006.

               "Revolving Maturity Date" is May 13, 2006.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Five Thousand Dollars ($5,000) ("Loan Fee") plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

         This Loan Modification Agreement is executed as of the date first written above.

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BORROWER:                               BANK:

INFONOW CORPORATION                     SILICON VALLEY BANK


By: /s/ James Medina                    By: /s/ Chris Ennis
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Name: James Medina                      Name: Chris Ennis
      -------------------------               ---------------------------------
Title: CFO                              Title: Relationship Manager
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